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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): September 20, 2007

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                    1-12387                    76-0515284
(State or other jurisdiction         (Commission             (I.R.S. Employer of
     of incorporation or             File Number)               Incorporation
        organization)                                        Identification No.)


              500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS    60045
              (Address of Principal Executive Offices)     (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     OTHER EVENTS

         On September 20, 2007, Tenneco Inc. announced its intention to close its Wissembourg, France manufacturing facility, which produces emission control products for original equipment manufacturers. The company will consult with work councils and local government authorities on the intended closure and potential impact of this announcement on the approximately 180 people employed at the facility. The potential closure is dependent on discussions with employee work councils and, if completed, Tenneco expects it would take up to a $17 million restructuring charge, beginning as early as the fourth quarter 2007 and through 2008. Tenneco expects that a majority of the restructuring charge would consist of cash expenditures.

         A copy of the company's press release, dated September 20, 2007, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.        Description
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99.1               Press release issued September 20, 2007

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TENNECO INC.


Date:  September 21, 2007             By:  /s/ David A. Wardell
                                         --------------------------------
                                         David A. Wardell
                                         Senior Vice President,
                                         General Counsel and Corporate Secretary